Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement No. 333-278375 on Form S-1 of our report dated March 31, 2025, relating to the statutory-basis financial statements of Wilton Reassurance Life Company of New York.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut

March 31, 2025